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                                                                      EXHIBIT 11

                       CALCULATION OF EARNINGS PER SHARE

MEDAR, INC. AND SUBSIDIARIES

                                                                        Year Ended            Year Ended          Year Ended
                                                                 December 31, 1995     December 31, 1994   December 31, 1993
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                                                                                       (in thousands)
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
Per common share and common share equivalents:
     Outstanding shares - beginning of period                               7,976             6,609                    6,447
     Weighted average of:
          Shares issued to acquire Integral Vision, Ltd.                      654               654                      654
          Issuance of common stock                                                              816(A)
          Exercise of stock options                                            62                28                      117
          Net effect of dilutive stock options-based on
            treasury stock method using average market price                                    417                      311
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                                                       TOTAL                8,692             8,524                    7,529
============================================================================================================================

Net earnings (loss)                                                      $(11,583)           $3,688                   $3,300
============================================================================================================================

Net earnings (loss) per share                                              $(1.33)            $0.43                    $0.44
============================================================================================================================

Per common share assuming full dilution:

     Outstanding shares - beginning of period                               7,976             6,609                    6,447
     Weighted average of:
          Shares issued to acquire Integral Vision, Ltd.                      654               654                      654
          Issuance of common stock                                                              816(A)
          Exercise of stock options                                            62                28                      117
          Net effect of dilutive stock options-based on
            treasury stock method using year-end
            market price if higher than average market price                                    430                      425
----------------------------------------------------------------------------------------------------------------------------
                                                       TOTAL                8,692             8,537                    7,643
============================================================================================================================

Net earnings (loss)                                                      $(11,583)           $3,688                   $3,300
============================================================================================================================

Net earnings (loss) per share                                              $(1.33)            $0.43                    $0.43
============================================================================================================================





(A) Issuance of 1,300,000 shares to the public and 30,000 shares to acquire technology